Exhibit 99.1

FOR IMMEDIATE RELEASE

ABM INDUSTRIES ANNOUNCES

2013 THIRD QUARTER FINANCIAL RESULTS

Acquisitions and Organic Growth Increase Revenue by 13%

Reported EPS $0.29; Adjusted EPS $0.41, up 11%

Guidance for FY13 Adjusted EPS $1.45—$1.50; Higher-End of Range

Declares 190th Consecutive Quarterly Dividend

New York, NY – September 3, 2013 – ABM (NYSE:ABM), a leading provider of integrated facility solutions, today announced financial results for the fiscal 2013 third quarter that ended July 31, 2013.

	Three Months Ended			Nine Months Ended
(In millions, except per share data)	July 31,			July 31,
(unaudited)	2013	2012	Increase	2013	2012	Increase
Revenues	$1,216.8	$1,079.2	12.8%	$3,572.5	$3,210.3	11.3%
Income from continuing operations	$16.1	$12.6	27.8%	$48.7	$35.0	39.1%
Income from continuing operations per diluted share	$0.29	$0.23	26.1%	$0.87	$0.64	35.9%
Adjusted income from continuing operations	$23.2	$20.4	13.7%	$58.0	$48.4	19.8%
Adjusted income from continuing operations per diluted share	$0.41	$0.37	10.8%	$1.04	$0.88	18.2%
Net income	$16.1	$12.6	27.8%	$48.7	$34.9	39.5%
Net income per diluted share	$0.29	$0.23	26.1%	$0.87	$0.64	35.9%
Net cash provided by operating activities	$46.5	$28.3	64.3%	$84.3	$83.8	0.6%
Adjusted EBITDA	$57.2	$49.8	14.9%	$147.8	$126.2	17.1%

(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted income from continuing operations”, and “Adjusted income from continuing operations per diluted share” (or “Adjusted EPS”). Refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

Executive Summary:

•

Revenues were $1.2 billion in the third quarter of fiscal 2013, up almost 13% compared to $1.08 billion last year, due to $105.7 million in contributions from recent acquisitions and $31.9 million in organic growth or 3.0%.

•	Janitorial, Facility Services, and Security segments achieved organic growth of 3.2%, 6.3%, and 5.0%, respectively, from new business and increased scope of work with existing clients.

•	Adjusted income from continuing operations for the fiscal 2013 third quarter was $0.41 per diluted share, up 10.8%, compared to $0.37 per diluted share in the prior year.

•	Adjusted EBITDA increased 14.9% to $57.2 million as a result of contributions from recent acquisitions and new business.

•	Net cash from operations was $84.3 million for the first nine months of fiscal 2013, compared to net cash from operations of $83.8 million for the same period last year.

•	Outstanding borrowings under the Company’s credit facility decreased by $36 million in the third quarter to $348 million.

Third Quarter Results and Recent Events

“We are very pleased with our third quarter financial results as underlying business trends continue to strengthen,” said ABM’s president and chief executive officer Henrik Slipsager. “The momentum across our businesses grew throughout the quarter and we achieved a 12.8% increase in revenue due to our recent acquisitions and strong organic growth in our Janitorial, Facility Services and Security segments. Janitorial sales increased 3.2%, representing our largest quarterly organic sales improvement in 5 years and reflecting new significant business wins. We’re also encouraged by progress in our Building & Energy Solutions segment, where sales increased 21.6% due to acquisitions and new commercial service and maintenance contracts, which included bundled energy solutions jobs. Operating profits were up 82.5% for Building & Energy Solutions as we are beginning to benefit from our investments in our healthcare vertical and energy business as well as effective cost control. We continue to expand our pipeline of new sales in a number of key verticals and we are further developing our capabilities in a number of areas to drive long-term growth.”

Slipsager continued, “Adjusted income from continuing operations in the third quarter increased $2.8 million, or approximately 14%, as the benefits from acquisitions, new sales and expense management were partially offset by higher initial costs associated with new contracts in our Janitorial and Air Serv businesses.

On a reported basis, we achieved a 27.8% increase in net income, primarily due to contributions from recent acquisitions and new business. Based on the results of an independent external actuarial evaluation conducted in the quarter, we increased insurance reserves related to claims from prior years by $9.9 million ($6.0 million after-tax), compared to the $9.5 million ($5.6 million after-tax) increase in the third quarter of fiscal 2012.”

Interest expense for the third quarter of fiscal 2013 was $3.3 million, an increase from $2.4 million in the third quarter of 2012 due to higher average borrowings on the Company’s credit facility to fund acquisitions made in early fiscal 2013.

James Lusk, executive vice president and chief financial officer, added, “We continue to deliver strong free cash flow and to return value to our shareholders through the payment of a quarterly cash dividend. During the third quarter, we reduced our debt levels by $36 million, ending the quarter with $348 million in borrowings under our credit facility.”

The effective tax rate for the third quarter of fiscal 2013 was 40.4%, compared to 41.3% in the same period last year.

Slipsager concluded, “The combination of strong revenue momentum, anticipated margin improvement and good progress on the integration of our acquisitions gives us confidence in our earnings outlook for the remainder of the fiscal year. We remain highly encouraged by our business and expect to see continued earnings growth as recent client wins ramp up fully in the fourth quarter and operating leverage improves as we benefit from the ongoing cost initiatives within the Onsite businesses. We remain pleased with the pace of integration from businesses acquired earlier in fiscal 2013, and sales contributions from these acquisitions continue to exceed our expectations. Our reorganization efforts remain on track and we believe we are well positioned to capitalize on the substantial market opportunities before us and to continue improving our long-term growth prospects.”

Nine Months Results

The Company reported revenues for the nine months ended July 31, 2013 of $3.57 billion, which represents an 11.3% increase compared to year-ago revenues of $3.21 billion. The growth was driven by a combination of revenue from recent acquisitions and organic growth of 1.7% in the first nine months of fiscal 2013.

Income from continuing operations for the first nine months of fiscal year 2013 was $48.7 million, or $0.87 per diluted share, compared to $35.0 million, or $0.64 per diluted share, for the first nine months of fiscal year 2012.

Adjusted income from continuing operations for the first nine months of fiscal year 2013 was $58.0 million, or $1.04 per diluted share, compared to $48.4 million, or $0.88 per diluted share, for the first nine months of fiscal year 2012. The increase of $9.6 million is primarily the result of higher revenue from acquisitions and organic growth, lower payroll and payroll related expenses as a result of one less working day, and an improvement in operating margins due to continued expense control, partially offset by higher interest expense.

Dividend

The Company also announced that the Board of Directors has declared a fourth quarter cash dividend of $0.15 per common share payable on November 4, 2013 to stockholders of record on October 3, 2013. This will be ABM’s 190th consecutive quarterly cash dividend.

Guidance

Based on ABM’s strong year-to-date performance and outlook for the remainder of the year, the Company is narrowing its guidance for fiscal year 2013 to the high end of the previously issued guidance range. The Company now anticipates income from continuing operations of $1.26 to $1.31 per diluted share and adjusted income from continuing operations of $1.45 to $1.50 per diluted share.

Earnings Webcast

On Wednesday, September 4, at 9:00 a.m. ET, ABM will host a live webcast of remarks by president and chief executive officer Henrik Slipsager, executive vice president and chief financial officer James Lusk, executive vice president Jim McClure, and executive vice president Tracy Price. A supplemental presentation will accompany the webcast and will be accessible through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.

The webcast will be accessible at: http://investor.abm.com/eventdetail.cfm?eventid=133592

Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.

In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing (855) 859-2056 and then entering ID #32550158.

Earnings Webcast Presentation

In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available on the Company’s website at www.abm.com and can be accessed through the Investor Relations section of ABM’s website by clicking on the “Presentations” tab.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues exceeding $4 billion and 100,000 employees in over 350 offices deployed throughout the United States and various international locations. ABM’s comprehensive capabilities include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, parking and security, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes — from schools and hospitals to the largest and most complex facilities, such as manufacturing plants and major airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These factors include but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) our strategy of moving to an integrated facility solutions provider platform, which focuses on vertical market strategy, may not generate the growth in revenues or profitability that we expect; (3) we are subject to intense competition that can constrain our ability to gain business, as well as our profitability; (4) increases in costs that we cannot pass on to clients could affect our profitability; (5) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks; (6) we primarily provide our services pursuant to agreements that are cancelable by either party upon 30 to 90 days’ notice; (7) our success depends on our ability to preserve our long-term relationships with clients; (8) we are at risk of losses and adverse publicity stemming from any accident or other incident involving our airport operations; (9) our international business exposes us to additional risks; (10) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations or the improper conduct of joint venture employees, partners, or agents; (11) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, or cash flows; (12) we are subject to a number of procurement rules and regulations relating to our business with the U.S. Government and if we fail to comply with those rules, our business and our reputation could be adversely affected; (13) negative or unexpected tax consequences could adversely affect our results of operations; (14) we are subject to business continuity risks associated with centralization of certain administrative functions; (15) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (16) deterioration in economic conditions in general could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (17) a variety of factors could adversely affect the results of operations of our building and energy services business; (18) financial difficulties or bankruptcy of one or more of our major clients could adversely affect our results; (19) our ability to operate and pay our debt obligations depends upon our access to cash; (20) future declines in the fair value of our investments in auction rate securities could negatively impact our earnings; (21) uncertainty in the credit markets may negatively impact our costs of borrowing, our ability to collect receivables on a timely basis, and our cash flow; (22) we incur accounting and other control costs that reduce profitability; (23) sequestration under the Budget Control Act of 2011 or alternative measures that may be adopted in lieu of sequestration may negatively impact our business; (24) any future increase in our level of debt or in interest rates could affect our results of operations; (25) an impairment charge could have a material adverse effect on our financial condition and results of operations; (26) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities; (27) federal health care reform legislation may adversely affect our business and results of operations; (28) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (29) labor disputes could lead to loss of revenues or expense variations; (30) we participate in multi-employer pension plans which, under certain circumstances, could result in material liabilities being incurred; and (31) natural disasters or acts of terrorism could disrupt services.

Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2012 and in other reports the Company files from time to time with the Securities and Exchange Commission. The Company urges readers to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations, as adjusted for items impacting comparability, for the third quarter and nine months of fiscal years 2013 and 2012. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the third quarter and nine months of fiscal years 2013 and 2012. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

###

Contact:
Investors & Analysts:	David Farwell	Media:	Chas Strong
	(212) 297-9792		(770) 953-5072
	dfarwell@abm.com		chas.strong@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended July 31,		Increase
(In thousands, except per share data)	2013	2012	(Decrease)
Revenues	$1,216,768	$1,079,235	12.7%
Expenses
Operating	1,095,766	971,628	12.8%
Selling, general and administrative	85,329	79,100	7.9%
Amortization of intangible assets	6,975	5,334	30.8%

Total expenses	1,188,070	1,056,062	12.5%

Operating profit	28,698	23,173	23.8%
Income from unconsolidated affiliates, net	1,596	747	*NM
Interest expense	(3,335)	(2,407)	38.6%

Income from continuing operations before income taxes	26,959	21,513	25.3%
Provision for income taxes	(10,883)	(8,887)	22.5%

Income from continuing operations	16,076	12,626	27.3%
Loss from discontinued operations, net of taxes	—	(49)	(100.0)%

Net income	$16,076	$12,577	27.8%

Net income per common share—basic
Income from continuing operations	$0.29	$0.23	26.1%
Loss from discontinued operations, net of taxes	—	—	—

Net income	$0.29	$0.23	26.1%

Net income per common share—diluted
Income from continuing operations	$0.29	$0.23	26.1%
Loss from discontinued operations, net of taxes	—	—	—

Net income	$0.29	$0.23	26.1%

* Not meaningful

Weighted-average common and common equivalent shares outstanding
Basic	54,950	54,145
Diluted	56,281	55,000
Dividends declared per common share	$0.150	$0.145

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Nine Months Ended July 31,		Increase
(In thousands, except per share data)	2013	2012	(Decrease)
Revenues	$3,572,508	$3,210,264	11.3%
Expenses
Operating	3,211,858	2,885,964	11.3%
Selling, general and administrative	257,560	248,284	3.7%
Amortization of intangible assets	21,469	16,184	32.7%

Total expenses	3,490,887	3,150,432	10.8%

Operating profit	81,621	59,832	36.4%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	—	(313)	(100.0)%
Income from unconsolidated affiliates, net	3,924	5,380	(27.1)%
Interest expense	(9,678)	(7,682)	26.0%

Income from continuing operations before income taxes	75,867	57,217	32.6%
Provision for income taxes	(27,135)	(22,204)	22.2%

Income from continuing operations	48,732	35,013	39.2%
Loss from discontinued operations, net of taxes	—	(94)	(100.0)%

Net income	$48,732	$34,919	39.6%

Net income per common share—basic
Income from continuing operations	$0.89	$0.65	36.9%
Loss from discontinued operations, net of taxes	—	—	—

Net income	$0.89	$0.65	36.9%

Net income per common share—diluted
Income from continuing operations	$0.87	$0.64	35.9%
Loss from discontinued operations, net of taxes	—	—	—

Net income	$0.87	$0.64	35.9%

* Not meaningful

Weighted-average common and common equivalent shares outstanding
Basic	54,727	53,863
Diluted	55,861	54,819
Dividends declared per common share	$0.450	$0.435

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended July 31,
(In thousands)	2013	2012
Net cash provided by continuing operating activities	$46,475	$27,778
Net cash provided by discontinued operating activities	—	480

Net cash provided by operating activities	$46,475	$28,258

Purchase of businesses, net of cash acquired	643	(5,640)
Other	(10,354)	(6,498)

Net cash used in investing activities	$(9,711)	$(12,138)

Proceeds from exercises of stock options (including income tax benefit)	$7,730	$1,958
Dividends paid	(8,196)	(7,846)
Borrowings from line of credit	173,000	200,000
Repayments of borrowings from line of credit	(208,519)	(214,000)
Changes in book cash overdrafts	1,003	7
Other	(1,000)	—

Net cash used in financing activities	$(35,982)	$(19,881)

	Nine Months Ended July 31,
(In thousands)	2013	2012
Net cash provided by continuing operating activities	$84,301	$82,157
Net cash provided by discontinued operating activities	—	1,623

Net cash provided by operating activities	$84,301	$83,780

Purchase of businesses, net of cash acquired	(191,344)	(5,640)
Other	(15,273)	(21,580)

Net cash used in investing activities	$(206,617)	$(27,220)

Proceeds from exercises of stock options (including income tax benefit)	$9,777	$10,055
Dividends paid	(24,250)	(23,425)
Deferred financing costs paid	—	(14)
Borrowings from line of credit	768,000	604,000
Repayment of borrowings from line of credit	(634,519)	(652,000)
Changes in book cash overdrafts	1,454	7
Other	(2,917)	—

Net cash provided by (used in) financing activities	$117,545	$(61,377)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	July 31,	October 31,
(In thousands)	2013	2012
Assets
Cash and cash equivalents	$38,688	$43,459
Trade accounts receivable, net	658,118	561,317
Notes receivable and other	38,630	43,960
Prepaid expenses	57,606	46,672
Prepaid income taxes	1,449	385
Deferred income taxes, net	39,490	43,671
Insurance recoverables	11,314	9,870

Total current assets	845,295	749,334
Insurance deposits	28,478	31,720
Other investments and long-term receivables	4,083	5,666
Investments in unconsolidated affiliates, net	17,076	14,863
Investments in auction rate securities	12,994	17,780
Property, plant and equipment, net	72,704	59,909
Other intangible assets, net	149,311	109,138
Goodwill	867,779	751,610
Noncurrent deferred income taxes, net	7,342	17,610
Noncurrent insurance recoverables	57,989	54,630
Other assets	40,352	38,898

Total assets	$2,103,403	$1,851,158

Liabilities
Trade accounts payable	$146,539	$130,410
Accrued liabilities
Compensation	134,384	121,855
Taxes—other than income	25,463	19,437
Insurance claims	83,779	80,192
Other	104,320	95,473
Income taxes payable	6,668	8,450

Total current liabilities	501,153	455,817
Noncurrent income taxes payable	43,336	27,773
Line of credit	348,481	215,000
Retirement plans and other	40,158	38,558
Noncurrent insurance claims	276,035	263,612

Total liabilities	1,209,163	1,000,760

Stockholders’ equity	894,240	850,398

Total liabilities and stockholders’ equity	$2,103,403	$1,851,158

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended July 31,		Increase
(In thousands)	2013	2012	(Decrease)
Revenues
Janitorial	$621,837	$602,459	3.2%
Facility Services	152,751	143,672	6.3%
Parking	154,005	154,980	(0.6)%
Security	96,203	91,602	5.0%
Building & Energy Solutions	104,887	86,231	21.6%
Other	86,845	—	*NM
Corporate	240	291	(17.5)%

Total revenues	$1,216,768	$1,079,235	12.7%

Operating Profit
Janitorial	$34,400	$34,850	(1.3)%
Facility Services	7,029	5,787	21.5%
Parking	8,104	7,768	4.3%
Security	4,049	2,962	36.7%
Building & Energy Solutions	6,734	3,689	82.5%
Other	3,776	—	*NM
Corporate	(33,736)	(31,192)	8.2%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(1,658)	(691)	*NM

Total operating profit	28,698	23,173	23.8%
Income from unconsolidated affiliates, net	1,596	747	*NM
Interest expense	(3,335)	(2,407)	38.6%

Income from continuing operations before income taxes	26,959	21,513	25.3%

Provision for income taxes	(10,883)	(8,887)	22.5%

Income from continuing operations	$16,076	$12,626	27.3%

* Not meaningful

	Nine Months Ended July 31,		Increase
(In thousands)	2013	2012	(Decrease)
Revenues
Janitorial	$1,836,585	$1,790,246	2.6%
Facility Services	456,581	424,188	7.6%
Parking	456,868	461,110	(0.9)%
Security	284,412	272,474	4.4%
Building & Energy Solutions	286,770	262,038	9.4%
Other	250,592	—	*NM
Corporate	700	208	*NM

Total revenues	$3,572,508	$3,210,264	11.3%

Operating Profit
Janitorial	$100,553	$98,852	1.7%
Facility Services	19,304	16,273	18.6%
Parking	19,061	18,610	2.4%
Security	7,817	4,819	62.2%
Building & Energy Solutions	10,053	7,622	31.9%
Other	8,678	—	*NM
Corporate	(79,750)	(83,980)	5.0%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(4,095)	(2,364)	73.2%

Total operating profit	81,621	59,832	36.4%
Other-than-temporary impairment credit losses on auction rate security recognized in earnings	—	(313)	(100.0)%
Income from unconsolidated affiliates, net	3,924	5,380	(27.1)%
Interest expense	(9,678)	(7,682)	26.0%

Income from continuing operations before income taxes	75,867	57,217	32.6%

Provision for income taxes	(27,135)	(22,204)	22.2%

Income from continuing operations	$48,732	$35,013	39.2%

*	Not meaningful

ABM Industries Incorporated and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2013	2012	2013	2012
Reconciliation of Adjusted Income from Continuing Operations to Net Income
Adjusted income from continuing operations	$23,161	$20,355	$58,012	$48,392
Items impacting comparability, net of taxes	(7,085)	(7,729)	(9,280)	(13,379)

Income from continuing operations	16,076	12,626	48,732	35,013
Loss from discontinued operations, net of taxes	—	(49)	—	(94)

Net income	$16,076	$12,577	$48,732	$34,919

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations
Adjusted income from continuing operations	$23,161	$20,355	$58,012	$48,392
Items impacting comparability:
Corporate initiatives and other (a)	—	(84)	—	(2,455)
Rebranding (b)	(1,440)	(593)	(2,149)	(2,083)
U.S. Foreign Corrupt Practices Act investigation (c)	—	(594)	(356)	(3,322)
Gain from equity investment (d)	—	61	—	2,988
Auction rate security credit loss	—	—	—	(313)
Self-insurance adjustment	(9,949)	(9,460)	(9,949)	(9,460)
Acquisition costs	(252)	(172)	(1,000)	(319)
Litigation and other settlements	—	(2,170)	(63)	(7,560)
Restructuring (e)	(74)	—	(1,796)	—

Total items impacting comparability	(11,715)	(13,012)	(15,313)	(22,524)
Benefit from income taxes	4,630	5,283	6,033	9,145

Items impacting comparability, net of taxes	(7,085)	(7,729)	(9,280)	(13,379)

Income from continuing operations	$16,076	$12,626	$48,732	$35,013

Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$57,171	$49,751	$147,778	$126,164
Items impacting comparability	(11,715)	(13,012)	(15,313)	(22,524)
Loss from discontinued operations, net of taxes	—	(49)	—	(94)
Provision for income taxes	(10,883)	(8,887)	(27,135)	(22,204)
Interest expense	(3,335)	(2,407)	(9,678)	(7,682)
Depreciation and amortization	(15,162)	(12,819)	(46,920)	(38,741)

Net income	$16,076	$12,577	$48,732	$34,919

Reconciliation of Adjusted Income from Continuing Operations per Diluted

Share to Income from Continuing Operations per Diluted Share (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2013	2012	2013	2012
Adjusted income from continuing operations per diluted share	$0.41	$0.37	$1.04	$0.88
Items impacting comparability, net of taxes	(0.12)	(0.14)	(0.17)	(0.24)

Income from continuing operations per diluted share	$0.29	$0.23	$0.87	$0.64

Diluted shares	56,281	55,000	55,861	54,819

(a)	Corporate initiatives and other includes the integration costs associated with The Linc Group acquisition on December 1, 2010 and data center consolidation costs.
(b)	Represents costs related to the Company’s branding initiative.
(c)	Includes legal and other costs incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.
(d)	The Company’s share of a gain associated with property sales completed by one of its investments in a low income housing partnership.
(e)	Restructuring costs associated with realignment of our infrastructure and operations.

ABM Industries Incorporated and Subsidiaries

Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to

Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2013

	Year Ending October 31, 2013
	Low Estimate	High Estimate
	(per diluted share)
Adjusted income from continuing operations per diluted share	$1.45	$1.50
Adjustments to income from continuing operations (a)	$(0.19)	$(0.19)

Income from continuing operations per diluted share	$1.26	$1.31

(a)	Adjustments to income from continuing operations include rebranding costs, restructuring costs associated with realignment of our infrastructure and operations, certain legal settlements, adjustments to self-insurance reserves pertaining to prior year’s claims and other unique items impacting comparability.